Exhibit 10.23

AMENDMENT NO. 2

TO THE

VARIAN MEDICAL SYSTEMS, INC.

SECOND AMENDED AND RESTATED

2005 OMNIBUS STOCK PLAN

Varian Medical Systems, Inc. having previously established the Varian Medical Systems, Inc. Second Amended and Restated 2005 Omnibus Stock Plan (the “Plan”), hereby amends the Plan, effective as of August 8, 2008 as follows:

The last sentence in Section 2.49 is hereby amended in its entirely to read as follows:

“Notwithstanding the foregoing, to the extent that “Termination of Service” is used to establish a payment event with respect to any Award subject to section 409A of the Code, “Termination of Service” shall have the same meaning as “separation from service” as that term is defined in section 409A of the Code and the applicable guidance issued by the Secretary of the Treasury thereunder.”

IN WITNESS WHEREOF, Varian Medical Systems, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

Varian Medical Systems, Inc.

Dated: August 8, 2008	By:	/s/ John W. Kuo
John W. Kuo
Corporate Vice President, General Counsel & Secretary